Exhibit 4.2(d)
THIS SECURITY IS AN OBLIGATION OF KEYCORP AND IS NOT AND WILL NOT BE A SAVINGS ACCOUNT, A DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF KEYCORP.
THIS SECURITY IS GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (“FDIC”), AND THE RIGHTS OF THE HOLDER OF THIS SECURITY ARE SUBJECT TO CERTAIN RIGHTS OF THE FDIC, AS AND TO THE EXTENT SET FORTH IN THIS SECURITY, INCLUDING SECTIONS 13, 14, 15, 16, 17, 18, 19, 20 AND 21 ON THE REVERSE HEREOF.
CUSIP NO.
REGISTERED PRINCIPAL AMOUNT $
No. FX-______
KEYCORP
MEDIUM-TERM NOTE, SERIES I
(FIXED RATE)
Due from 9 Months or More from Date of Issue
If the registered owner of this Security (as indicated below) is The Depository Trust Company (the “Depository”) or a nominee of the Depository, this Security is a Global Security and the following two legends apply:
Unless this certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment, and such certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of the Depository, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.
Unless and until this certificate is exchanged in whole or in part for Notes in certificated form, this certificate may not be transferred except as a whole by the Depository to a nominee thereof or by a nominee thereof to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor.
IF APPLICABLE, THE “TOTAL AMOUNT OF OID,” “YIELD TO MATURITY” AND “INITIAL ACCRUAL PERIOD OID” (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (“OID”) RULES.

ISSUE PRICE:
ORIGINAL ISSUE PRICE:
STATED MATURITY:
MINIMUM DENOMINATIONS:
☐ $1,000
☐ Other:
SPECIFIED CURRENCY:
United States Dollars:
☐ YES     ☐ NO
FOREIGN CURRENCY:
EXCHANGE RATE AGENT
PAYING AGENT:
PLACE OF PAYMENT:
OPTION TO RECEIVE PAYMENTS IN SPECIFIED CURRENCY OTHER THAN
U.S. DOLLARS: ☐ YES     ☐ NO
INTEREST RATE:
COMPUTATION PERIOD:
INTEREST PAYMENT DATES IF OTHER THAN JUNE 15 AND DECEMBER 15:
REGULAR RECORD DATES IF OTHER THAN JUNE 1 AND DECEMBER 1:
OPTIONAL REDEMPTION:  ☐ YES     ☐ NO
INITIAL REDEMPTION DATE:
ADDITIONAL REDEMPTION DATES:
INITIAL REDEMPTION PERCENTAGE:
ANNUAL REDEMPTION PERCENTAGE REDUCTION:
OPTION TO ELECT REPAYMENT:  ☐ YES     ☐ NO
REPAYMENT DATE(S):
REPAYMENT PRICE:
ADDITIONAL AMOUNTS:
DEFEASANCE:  ☐ YES     ☐ NO
COVENANT DEFEASANCE:  ☐ YES     ☐ NO
OPTIONAL INTEREST RATE RESET: ☐ YES     ☐ NO
OPTIONAL INTEREST RATE RESET DATES:
OPTIONAL EXTENSION OF MATURITY: ☐ YES     ☐ NO
LENGTH OF EXTENSION PERIOD:
NUMBER OF EXTENSION PERIODS:
TOTAL AMOUNT OF OID:
ORIGINAL YIELD TO MATURITY:
INITIAL ACCRUAL PERIOD OID:
SINKING FUND:
OTHER/DIFFERENT PROVISIONS:

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     KEYCORP, an Ohio corporation (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of                      DOLLARS ($ ) on the Stated Maturity shown above (except to the extent redeemed, repaid, renewed or extended prior to the Stated Maturity) and to pay interest thereon at the Interest Rate shown above from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest, if any, has been paid or duly provided for, semi-annually on June 15 and December 15 of each year (unless other Interest Payment Dates are shown on the face hereof and except as provided in the next succeeding paragraph) (each, an “Interest Payment Date”) until the principal hereof is paid or made available for payment and on the Stated Maturity, any Redemption Date or Repayment Date (such terms are together hereinafter referred to as the “Maturity Date” with respect to the principal repayable on such date); provided, however, that any payment of principal (or premium, if any) or interest, if any, to be made on any Interest Payment Date or on the Maturity Date that is not a Business Day (as defined below) shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the Maturity Date, as the case may be, and no additional interest, if any, shall accrue on the amount so payable as a result of such delayed payment.
     For purposes of this Security, unless otherwise specified on the face hereof, “Business Day” means any day, other than a Saturday or Sunday, that is not a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City; provided, however, that with respect to foreign currency Notes, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or if the Specified Currency is the euro, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, however, that, with respect to Section 17 on the reverse hereof and Exhibit B hereto, the definition of “Business Day” therein shall apply.
     “Principal Financial Center” means the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the “principal financial center” shall be New York City, Sydney, Toronto, London (solely in the case of the designated LIBOR currency), Wellington, Johannesburg and Zurich, respectively.
     Any interest hereon is accrued from, and including, the next preceding Interest Payment Date in respect of which interest, if any, has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid) to, but excluding, the succeeding Interest Payment Date or the Maturity Date, as the case may be. The interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof), be paid to the person (the “Holder”) in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th day (whether or not a Business Day) next preceding such Interest Payment Date (a “Regular Record Date”); provided, however, that, if this Security was issued between a Regular Record Date and the initial Interest Payment Date relating to such Regular Record Date, interest, if any, for the period beginning on the Original Issue Date and ending on such initial Interest Payment

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Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder hereof on such next succeeding Regular Record Date; and provided further that interest, if any, payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee (referred to on the reverse hereof), notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.
     The Company and the Trustee acknowledge that the Company has not opted out of the debt guarantee program (the “Debt Guarantee Program”) established by the Federal Deposit Insurance Corporation (“FDIC”) under its Temporary Liquidity Guarantee Program. As a result, this debt is guaranteed under the FDIC Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of this debt or June 30, 2012.
     The Trustee is hereby designated as the duly authorized representative of the Holder for purposes of making claims and taking other permitted or required actions under the Debt Guarantee Program (the “Representative”). Any Holder may elect not to be represented by the Representative by providing written notice of such election to the Representative.
     Unless otherwise specified above, all payments in respect of this Security will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below. If the Specified Currency shown above is other than U.S. dollars, the Exchange Rate Agent (referred to on the reverse hereof) will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof; provided, however, that the Holder hereof may, if so indicated above, elect to receive all payments in such Specified Currency by delivery of a written request to the corporate trust office of the Trustee in New York City, on or prior to the applicable Regular Record Date or at least 15 days prior to the Stated Maturity, as the case may be. Such request may be in writing with a signature guarantee, mailed or hand delivered, or by cable, telex, or other form of facsimile transmission. The Holder hereof may elect to receive payment in such Specified Currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the Regular Record Date or at least 15 days prior to the Stated Maturity, as the case may be. Notwithstanding the foregoing, if the Company determines that the Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company’s control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Holder hereof may not so elect to receive payments in the Specified Currency and any such outstanding election shall be automatically suspended, until the Company determines that the Specified Currency is again available for making such payments.

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     In the event of an official redenomination of the Specified Currency, the obligations of the Company with respect to payments on this Security shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. In no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates.
     Unless otherwise shown above, payment of interest on this Security (other than on the Maturity Date) will be made by check mailed to the registered address of the Holder hereof; provided, however, that, if (i) the Specified Currency is U.S. dollars and the Holder hereof is the Holder of U.S.$1,000,000 or more in aggregate principal amount of Securities of the series of which this Security is a part (whether having identical or different terms and provisions) or (ii) the Specified Currency is a Foreign Currency, and the Holder has elected to receive payments in such Specified Currency as provided for above, such interest payments will be made by transfer of immediately available funds, but only if appropriate instructions have been received in writing by the Trustee on or prior to the applicable Regular Record Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder may provide appropriate instructions to the Trustee, and all such payments will be made in immediately available funds to an account maintained by the payee with a bank, but only if such bank has appropriate facilities therefor. Unless otherwise specified above, the principal hereof (and premium, if any) and interest hereon payable on the Maturity Date will be paid in immediately available funds upon surrender of this Security at the corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan, The City and State of New York (or at such other location as may be specified above). The Company will pay any administrative costs imposed by banks in making payments in immediately available funds, but, except as otherwise provided under Additional Amounts above, any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which such payments are made.
     Unless otherwise specified on the face hereof, interest on this Security, if any, will be computed on the basis of a 360-day year of twelve 30-day months.
     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

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     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

KEYCORP
By:
Name:
Title:

Attest:
Assistant Secretary

[Seal]

Dated: _______________	TRUSTEE’S CERTIFICATE OF AUTHENTICATION: This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:
Authorized Signatory

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[REVERSE OF NOTE]
KEYCORP
MEDIUM-TERM NOTE, SERIES I
     Section 1. General. This Security is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, issued and to be issued in one or more series under and pursuant to an indenture, dated as of June 10, 1994, as it may be supplemented from time to time (herein called the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to a series of which this Security is a part), to which indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Indenture was amended pursuant to a First Supplemental Indenture dated as of November 14, 2001, copies of which are available from the Company or the Trustee. This Security is one of the series designated on the face hereof, which is unlimited in aggregate principal amount.
     Section 2. Payments. If the Specified Currency is other than U.S. dollars and the Holder hereof fails to elect payment in such Specified Currency, the amount of U.S. dollar payments to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the “Exchange Rate Agent”) based on the highest bid quotation in New York City at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers selected by the Exchange Rate Agent (one of which may be the Exchange Rate Agent unless the Exchange Rate Agent is the applicable agent to or through which this Security was originally sold) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Securities denominated in a Foreign Currency scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three of such bid quotations are not available, payments will be made in the Specified Currency.
     Except as set forth below, if the Specified Currency is other than U.S. dollars and the Specified Currency is not available due to the imposition of exchange controls or to other circumstances beyond the Company’s control, or is no longer used by the government of the country issuing such currency or for settlement of transactions by public institutions of or within the international banking community, the Company will be entitled to make payments in U.S. dollars on the basis of the noon buying rate in New York City for cable transfers of such Specified Currency as certified for customs purposes (or, if not so certified as otherwise determined) by the Federal Reserve Bank of New York (the “Market Exchange Rate”) as computed by the Exchange Rate Agent for such Specified Currency on the second Business Day prior to such payment or, if the Market Exchange Rate is then not available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated on the face hereof. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default or Default under the Indenture.

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     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Security.
     All currency exchange costs will be borne by the Holder of this Security through deductions from payments otherwise due to such Holder.
     References herein to “U.S. dollars” or “U.S. $” or “$” are to the currency of the United States of America.
     Section 3. Redemption. If so specified on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the minimum authorized denomination of such Security) on or after the date designated as the Initial Redemption Date on the face hereof at 100% of the unpaid principal amount hereof or the portion thereof redeemed (or, if this Security is a Discount Security, such lesser amount as is provided for below) multiplied by the Initial Redemption Percentage specified on the face hereof, together with accrued interest to the Redemption Date. Such Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price is 100% of such amount. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all the Securities of the series, of which this Security is a part, with differing issue dates, interest rates and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular Securities to be redeemed and shall notify the Trustee in writing thereof at least 45 days prior to the relevant redemption date. If less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.
     Section 4. Repayment. If so specified on the face hereof, this Security shall be repayable prior to the Stated Maturity at the option of the Holder on each applicable Repayment Date shown on the face hereof at the Repayment Price shown on the face hereof, together with accrued interest to the Repayment Date. In order for this Security to be repaid, the Paying Agent must receive at least 30 but not more than 45 days prior to a Repayment Date this Security with the form attached hereto entitled “Option to Elect Repayment” duly completed. Except as set forth in Section 308 of the Indenture, any tender of this Security for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Security in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the minimum authorized denomination hereof). Upon any partial repayment, this Security shall be canceled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.
     Section 5. Sinking Fund. Unless otherwise specified on the face hereof, this Security will not be subject to any sinking fund.
     Section 6. Discount Securities. If this Security (such Security being referred to as an “Original Issue Discount Security”) (a) has been issued at an Issue Price lower, by more than a de minimis amount (as determined under United States federal income tax rules applicable to

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original issue discount instruments), than its “stated redemption price at Maturity” (as defined below) and (b) would be considered an original issue discount security for United States federal income tax purposes, then the amount payable on this Security in the event of redemption by the Company, repayment at the option of the Holder or acceleration of the maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, shall be the Amortized Face Amount (as defined below) of this Security as of the date of such redemption, repayment or acceleration. The "Amortized Face Amount” of this Security shall be the amount equal to the sum of (a) the Issue Price (as set forth on the face hereof) plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the “stated redemption price at maturity” of this Security within the meaning of Section 1273(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), whether denominated as principal or interest, over the Issue Price of this Security) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of this Security to the date of determination, minus (c) any amount considered as part of the “stated redemption price at maturity” of this Security which has been paid on this Security from the date of issue to the date of determination.
     Section 7. Modifications and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a 66-2/3% in principal amount of all Outstanding Securities affected thereby. The Indenture also contains provisions permitting the Holders of not less than 66-2/3% in principal amount of the Outstanding Securities, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Provisions in the Indenture also permit the Holders of not less than 66-2/3% in principal amount of all Outstanding Securities of any series to waive on behalf of all of the Holders of all the Securities of such series and any related coupons certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     Section 8. Ranking; Obligations of the Company Absolute. The Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the Specified Currency herein prescribed.
     Section 9. Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security, unless otherwise specified on the face hereof.
     Section 10. Authorized Denominations. Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons issued in denominations of

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$1,000 or any amount in excess thereof which is an integral multiple of $1,000. If this Security is denominated in a Specified Currency other than U.S. dollars or is an Original Issue Discount Security, this Security shall be issuable in the denominations set forth on the face hereof.
     Section 11. Registration of Transfer. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at a Place of Payment for the series of Securities of which this Security is a part, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     If the registered owner of this Security is the Depository (such a Security being referred to herein as a “Global Security”) and (i) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days following notice to the Company or (ii) an Event of Default occurs, the Company will issue Securities in certificated form in exchange for this Global Security. In addition, the Company may at any time determine not to have Securities represented by this Global Security and, in such event, will issue Securities in certificated form in exchange in whole for this Global Security representing such Security. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in denominations of $1,000 (or such other denomination as shall be specified by the Company) or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     Section 12. Events of Default. If an Event of Default with respect to the Securities of the series of which this Security forms a part shall have occurred and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.
     Section 13. Remedies. Sections 501 and 502 of the Indenture are hereby amended with respect to the Securities of this series to the extent necessary to comply with Section 5.01 and Annex A of the Master Agreement, executed by the Company and delivered to the FDIC on December 8, 2008, as the same may be amended from time to time (the “Master Agreement”), by and between the Company and the FDIC, attached hereto as Exhibit A. Subject to the immediately preceding sentence and Section 19 of the reverse of this Security, if an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

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     Section 14. Subrogation. The FDIC shall be subrogated to all of the rights of the Holder and the Representative under this Security and the Indenture against the Company in respect of any amounts paid to the Holder, or for the benefit of the Holder, by the FDIC pursuant to the Debt Guarantee Program.
     Section 15. Agreement to Execute Assignment upon Guarantee Payment. The Holder hereby authorizes the Representative, at such time as the FDIC shall commence making any guarantee payments to the Representative for the benefit of the Holder pursuant to the Debt Guarantee Program, to execute an assignment in the form attached to this Security as Exhibit B pursuant to which the Representative shall assign to the FDIC its right as Representative to receive any and all payments from the Company under this Security on behalf of the Holder. The Company hereby consents and agrees that the FDIC is an acceptable transferee for all or any portion of the indebtedness hereunder for all purposes of this Security and upon any such assignment, the FDIC shall be deemed the Holder of this Security for all purposes hereof, and the Company hereby agrees to take such reasonable steps as are necessary to comply with any relevant provision of this Security and the Indenture as a result of such assignment.
     Section 305 of the Indenture is hereby amended with respect to the Securities of this series to the extent necessary to permit the Holder, the Representative and the Company to comply with this Section 15.
     Section 16. Surrender of Senior Unsecured Debt Instrument to the FDIC. If, at any time on or prior to the expiration of the period during which senior unsecured debt of the Company is guaranteed by the FDIC under the Debt Guarantee Program (the “Effective Period”), payment in full hereunder shall be made pursuant to the Debt Guarantee Program on the outstanding principal and accrued interest to such date of payment, the Holder shall, or the Holder shall cause the person or entity in possession to, promptly surrender to the FDIC this Security.
     Section 17. Notice Obligations to FDIC of Payment Default. If, at any time prior to the earlier of (a) full satisfaction of the payment obligations hereunder, or (b) expiration of the Effective Period, the Company is in default of any payment obligation hereunder, including timely payment of any accrued and unpaid interest, without regard to any cure period, the Representative covenants and agrees that it shall provide written notice to the FDIC within one (1) Business Day of such payment default. Solely for the purpose of this Section 17, “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in the State of New York.
     Section 18. Ranking. Any indebtedness of the Company to the FDIC arising under Section 2.03 of the Master Agreement will constitute a senior unsecured general obligation of the Company, ranking pari passu with any indebtedness hereunder.
     Section 19. No Event of Default during Time of Timely FDIC Guarantee Payments. There shall not be deemed to be an Event of Default under this Security or the Indenture which would permit or result in the acceleration of amounts due hereunder, if such an Event of Default is due solely to the failure of the Company to make timely payment hereunder, provided that the FDIC is making timely guarantee payments with respect to the Securities of this series in accordance with 12 C.F.R Part 370.

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     Section 20. No Modifications without FDIC Consent. Without the express written consent of the FDIC, the Company and the Trustee agree not to amend, modify, supplement or waive any provision in this Security or the Indenture that is related to the principal, interest, payment, default or ranking of the indebtedness hereunder or that is required to be included herein pursuant to the Master Agreement.
     Section 21. Demand Obligations to FDIC upon the Company’s Failure to Pay. Upon an uncured failure by the Company to make a timely payment of principal or interest on this Security (a “Payment Default”), the Representative, on behalf of all holders of such Security that are represented by the Representative, shall submit to the FDIC a demand for payment by the FDIC of such unpaid principal and interest (i) in the case of any payment due by the Company prior to the final maturity or redemption of such Security, on the earlier of the date that the applicable cure period ends (or if such date is not a Business Day, the immediately succeeding Business Day) and 60 days following such Payment Default and (ii) in the case of any payment due by the Company on the final maturity date or on a redemption date for such Security, on such final maturity date or redemption date (or if such date is not a Business Day, the immediately succeeding Business Day). Such demand shall be accompanied by a proof of claim, which shall include evidence, to the extent not previously provided in the Master Agreement, in form and content satisfactory to the FDIC, of: (A) the Representative’s financial and organizational capacity to act as Representative; (B) the Representative’s exclusive authority to act on behalf of the holder and its fiduciary responsibility to the holder when acting as such, as established by the terms of this Security and the Indenture; (C) the occurrence of a payment default; and (D) the authority to make an assignment of the holder’s right, title, and interest in this Security to the FDIC and to effect the transfer to the FDIC of the holder’s claim in any insolvency proceeding. Such assignment shall include the right of the FDIC to receive any and all distributions on this Security from the proceeds of the receivership or bankruptcy estate. Any demand under this paragraph shall be made in writing and directed to the Director, Division of Resolution and Receiverships, Federal Deposit Insurance Corporation, Washington, D.C., and shall include all supporting evidences as provided in this paragraph, and shall certify to the accuracy thereof.
     Section 22. Defined Terms. All terms used in this Security which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.
     Section 23. Governing Law; Conflicts. This Security shall be governed by and construed in accordance with the law of the State of New York. In the event of any conflict between the provisions of the Indenture and this Security, on the one hand, and the rules and regulations of the Debt Guarantee Program or the Master Agreement (and any amendment thereto), on the other hand, such rules and regulations and/or Master Agreement shall control.

6

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:
     TEN COM — as tenants in common
     TEN ENT — as tenants by the entireties
     JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian

	(Cust.)		(Minor)

Under Uniform Gifts to Minors Act

(State)
     Additional abbreviations may also be used though not in the above list.

ASSIGNMENTS
FOR VALUE RECEIVED, the undersigned
hereby sell(s), assign(s) and transfer(s) unto:
PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE:

(Please print or type name and address,
including zip code of assignee)
the within Security of KEYCORP and all rights thereunder and does hereby irrevocably constitute and appoint:

Attorney to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.
SIGNATURE GUARANTEED:

OPTION TO ELECT REPAYMENT
          The undersigned hereby irrevocably requests and instructs the Company to repay this Security (or the portion thereof specified below), pursuant to its terms, on the “Repayment Date” first occurring after the date of receipt of the within Security as specified below, at a Repayment Price equal to 100% of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:

(Please Print or Type Name and Address of the Undersigned.)
          For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received at least 30 but not more than 45 days prior to the Repayment Date (or, if such Repayment Date is not a Business Day, the next succeeding Business Day) by the Company at its office or agency, which will be located initially at the office of the Trustee at Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, Attention: Corporate Trust & Agency Services.
          If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $                    .
          If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000; provided that any remaining principal amount of this Security shall not be less than the minimum denomination of such Security): $                    .

Dated:

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.

EXHIBIT A
FDIC MASTER AGREEMENT

MASTER AGREEMENT
Federal Deposit Insurance Corporation
Temporary Liquidity Guarantee Program —Debt Guarantee Program

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TLGP Master Agreement
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MASTER AGREEMENT
     THIS MASTER AGREEMENT (this “Master Agreement”) is being entered into as of the date set forth on the signature page hereto by and between THE FEDERAL DEPOSIT INSURANCE CORPORATION, a corporation organized under the laws of the United States of America and having its principal office in Washington, D.C. (the “FDIC”), and the entity whose name appears on the signature page hereto (the “Issuer”).
RECITALS
     WHEREAS, on November 21, 2008, the FDIC issued its Final Rule, 12 C.F.R. Part 370 (as may be amended from time to time, the “Rule”), establishing the Temporary Liquidity Guarantee Program (the “Program”); and
     WHEREAS, pursuant to the Rule, the FDIC will guarantee the payment of certain newly-issued “senior unsecured debt” (as defined in the Rule, hereinafter “Senior Unsecured Debt”) issued by an “eligible entity” (as defined in the Rule); and
     WHEREAS, the Issuer is an eligible entity for purposes of the Rule and has elected to participate in the debt guarantee component of the Program.
ARTICLE I
DEFINITIONS
     1.01. Certain Defined Terms. As used in this Master Agreement, the following terms shall have the following meanings:
          “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in the State of New York.
          “FDIC” has the meaning ascribed to such term in the introductory paragraph to this Master Agreement.
          “FDIC Guarantee” means the guarantee of payment by the FDIC of the Senior Unsecured Debt of the Issuer in accordance with the terms of the Program.
          “Guarantee Payment” means any payment made by the FDIC under the Program with respect to Senior Unsecured Debt of the Issuer.
          “Guarantee Payment Notice” has the meaning ascribed to such term in Section 2.02.
          “Issuer” has the meaning ascribed to such term in the introductory paragraph to this Master Agreement.
          “Issuer Make-Whole Payments” has the meaning ascribed to such term in Section 2.03.
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          “Issuer Reports” means reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that the Issuer or any subsidiary of the Issuer is required to file with any governmental entity.
          “Master Agreement” means this Master Agreement, together with all Annexes and amendments hereto.
          “Material Adverse Effect” means a material adverse effect on the business, results of operations or financial condition of the Issuer and its consolidated subsidiaries taken as a whole.
          “Program” has the meaning ascribed to such term in the Recitals.
          “Reimbursement Payment” has the meaning ascribed to such term in Section 2.03.
          “Relevant Provision” means any provision that is related to the principal, interest, payment, default or ranking of the Senior Unsecured Debt, any provision contained in Annex A or any other provision the amendment of which would require the consent of any or all of the holders of such debt.
          “Representative” means the trustee, administrative agent, paying agent or other fiduciary or agent designated as the “Representative” under the governing documents for any Senior Unsecured Debt of the Issuer subject to the FDIC Guarantee for purposes of submitting claims or taking other actions under the Program.
          “Rule” has the meaning ascribed to such term in the Recitals.
          “Senior Unsecured Debt” has the meaning ascribed to such term in the Recitals.
     1.02. Terms Generally. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, the terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Master Agreement and not to any particular provision of this Master Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs of this Master Agreement unless otherwise specified, and the word “including” and words of similar import when used in this Master Agreement shall mean “including, without limitation”, unless otherwise specified.
ARTICLE II
SENIOR DEBT GUARANTEE
     2.01. Acknowledgement of Guarantee. The FDIC hereby acknowledges that the Issuer has elected to participate in the debt guarantee component of the Program and that, as a result, the Issuer’s Senior Unsecured Debt is guaranteed by the FDIC to the extent set forth in, and subject to the provisions of, the Rule, and subject to the terms hereof.
     2.02. Guarantee Payments. The Issuer understands and acknowledges that any Guarantee Payment with respect to a particular issue of Senior Unsecured Debt shall be paid by the FDIC directly to:

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     (a) the Representative with respect to such Senior Unsecured Debt if a Representative has been designated; or
     (b) the registered holder(s) of such Senior Unsecured Debt if no Representative has been designated; or
     (c) any registered holder of such Senior Unsecured Debt who has opted out of being represented by the designated Representative;
in each case, pursuant to the claims procedure set forth in the Rule. In no event shall the FDIC make any Guarantee Payment to the Issuer directly. The FDIC will provide prompt written notice to the Issuer of any Guarantee Payment made by the FDIC with respect to any of the Issuer’s Senior Unsecured Debt (the “Guarantee Payment Notice”).
     2.03. Issuer Make-Whole Payments. In consideration of the FDIC providing the FDIC Guarantee with respect to the Senior Unsecured Debt of the Issuer, the Issuer hereby irrevocably and unconditionally covenants and agrees:
     (a) to reimburse the FDIC immediately upon receipt of the Guarantee Payment Notice for all Guarantee Payments set forth in the Guarantee Payment Notice (the “Reimbursement Payment”) (without duplication of any amounts actually received by the FDIC as subrogee or assignee under the governing documents of the relevant Senior Unsecured Debt of the Issuer);
     (b) beginning as of the date of the Issuer’s receipt of the Guarantee Payment Notice, to pay interest on any unpaid Reimbursement Payments until such Reimbursement Payments shall have been paid in full by the Issuer, at an interest rate equal to one percent (1%) per annum above the non-default interest rate payable on the Senior Unsecured Debt with respect to which the relevant Guarantee Payments were made, as calculated in accordance with the documents governing such Senior Unsecured Debt; and
     (c) to reimburse the FDIC for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection or other enforcement of the Issuer’s payment obligations hereunder. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the FDIC’s agents, counsel, accountants and experts.
Clauses (a), (b) and (c) above are collectively referred to herein as the “Issuer Make-Whole Payments”. The indebtedness of the Issuer to the FDIC arising under this Section 2.03 constitutes a senior unsecured general obligation of the Issuer, ranking pari passu with other senior unsecured indebtedness of the Issuer, including without limitation Senior Unsecured Debt of the Issuer that is subject to the FDIC Guarantee.
     2.04. Waiver of Defenses. The Issuer hereby waives any defenses it might otherwise have to its payment obligations under any of the Issuer’s Senior Unsecured Debt or under Section 2.03 hereof, in each case beginning at such time as the FDIC has made any Guarantee

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Payment with respect to such Senior Unsecured Debt and continuing until such time as all Issuer Make-Whole Payments have been received by the FDIC.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE ISSUER
     3.01. Organization and Authority. The Issuer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with the necessary power and authority to own its properties and conduct its business in all material respects as currently conducted, except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     3.02. Authorization, Enforceability.
     (a) The Issuer has the power and authority to execute and deliver this Master Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Issuer of this Master Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Issuer, and no further approval or authorization is required on the part of the Issuer. This Master Agreement is a valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
     (b) The execution, delivery and performance by the Issuer of this Master Agreement and the consummation of the transactions contemplated hereby and compliance by the Issuer with the provisions hereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Issuer or any subsidiary of the Issuer under, any of the terms, conditions or provisions of, as applicable, (X) its organizational documents or (Y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Issuer or any subsidiary of the Issuer may be bound, or to which the Issuer or any subsidiary of the Issuer may be subject, or (ii) violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Issuer or any subsidiary of the Issuer or any of their respective properties or assets except, in the case of clauses (i)(Y) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.
     (c) No prior notice to, filing with, exemption or review by, or authorization, consent or approval of, any governmental entity is required to be made or obtained by the Issuer in connection with the execution of this Master Agreement, except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals which have been made or obtained

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or the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     3.03. Reports. Since December 31, 2007, the Issuer and each subsidiary of the Issuer has timely filed all Issuer Reports and has paid all fees and assessments due and payable in connection therewith, except, in each case, as would not individually or in the aggregate have a Material Adverse Effect. As of their respective dates of filing, the Issuer Reports complied in all material respects with all statutes and applicable rules and regulations of all applicable governmental entities. In the case of each such Issuer Report filed with or furnished to the Securities and Exchange Commission, if any, such Issuer Report (a) did not, as of its date, or if amended prior to the date of this Master Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (b) complied as to form in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and (c) no executive officer of the Issuer or any subsidiary of the Issuer has failed in any respect to make the certifications required by him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. With respect to all other Issuer Reports, the Issuer Reports were complete and accurate in all material respects as of their respective dates.
ARTICLE IV
NOTICE AND REPORTING
     4.01. Reports of Existing and Future Guaranteed Debt. The Issuer shall provide reports to the FDIC of the amount of all Senior Unsecured Debt subject to the FDIC Guarantee in accordance with the reporting requirements of the Rule.
     4.02. On-going Reporting. The Issuer covenants and agrees that, for so long as it has outstanding Senior Unsecured Debt that is subject to the FDIC Guarantee, it shall furnish or cause to be furnished to the FDIC (a) monthly reports, in such form as specified by the FDIC, containing information relating to the Issuer’s outstanding Senior Unsecured Debt that is subject to the FDIC Guarantee and such other information as may be requested in such form, and (b) such other information that the FDIC may reasonably request, such other information to be delivered within ten (10) Business Days of receipt by the Issuer of any such request.
     4.03. Notice of Defaults. The Issuer covenants and agrees that it shall notify the FDIC within one (1) Business Day of any default in the payment of any principal or interest when due, without giving effect to any cure period, with respect to any indebtedness of the Issuer (including debt that is not subject to the FDIC Guarantee), whether such debt is existing as of the date of this Master Agreement or is issued subsequent to the date hereof, if such default would result, or would reasonably be expected to result, in an event of default under any Senior Unsecured Debt of the Issuer that is subject to the FDIC Guarantee.

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ARTICLE V
COVENANTS AND ACKNOWLEDGMENTS OF THE ISSUER
     5.01. Terms to be included in Future Guaranteed Debt. The governing documents for the issuance of any Senior Unsecured Debt of the Issuer that is subject to the FDIC Guarantee shall contain each of the provisions set forth in Annex A. If a particular issue of Senior Unsecured Debt is evidenced solely by a trade confirmation, the Issuer shall use commercially reasonable efforts to cause the holder of such debt to execute a written instrument setting forth the holder’s agreement to be bound by the provisions set forth in Annex A. No document governing the issuance of Senior Unsecured Debt of the Issuer that is subject to the FDIC Guarantee shall contain any provision that would result in the automatic acceleration of the debt upon a default by the Issuer at any time during which the FDIC Guarantee is in effect or during which Guarantee Payments are being made in accordance with Section 370.12(b)(2) of the Rule.
     5.02. Breaches; False or Misleading Statements. The Issuer acknowledges and agrees that (a) if it is in breach of any provision of this Master Agreement or (b) if it makes any false or misleading statement or representation in connection with the Issuer’s participation in the Program, or makes any statement or representation in bad faith with the intent to influence the actions of the FDIC, the FDIC may take the enforcement actions provided in Section 370.11 of the Rule, including termination of the Issuer’s participation in the Program. As set forth in the Rule, any termination of the Issuer’s participation in the Program would solely have prospective effect, and would in no event affect the FDIC Guarantee with respect to Senior Unsecured Debt of the Issuer that is issued and outstanding prior to the termination of the Issuer’s participation in the Program.
     5.03. No Modifications. The Issuer covenants and agrees that it shall not amend, modify, or consent to any amendment or modification, or waive any Relevant Provision, without the express written consent of the FDIC.
     5.04. Waiver by the Issuer. The Issuer acknowledges and agrees that if any covenant, stipulation or other provision of this Master Agreement that imposes on the Issuer the obligation to make any payment is at any time void under any provision of applicable law, the Issuer will not make any claim, counterclaim or institute any proceedings against the FDIC or any of its assignees or subrogees for any amount paid by the Issuer at any time, and the Issuer waives unconditionally and absolutely any rights and defenses, legal or equitable, which arise under or in connection with any such provision and which might otherwise be available to it for recovery of any amount due under this Master Agreement.
ARTICLE VI
GENERAL PROVISIONS
     6.01. Amendment and Modification of this Master Agreement. This Master Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Master Agreement.

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     6.02. Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):
     if to the Issuer, to the address appearing on the signature page hereto

if to the FDIC, to:	The Federal Deposit Insurance Corporation
Deputy Director, Receivership Operations Branch
Division of Resolutions and Receiverships
Attention: Master Agreement
550 17th Street, N.W.
Washington, DC 20429
     6.03. Counterparts. This Master Agreement may be executed in counterparts, which, together, shall be considered one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original, executed counterparts, provided receipt of such counterparts is confirmed.
     6.04. Severability. Any term or provision of this Master Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.
     6.05. Governing Law. Federal law of the United States shall control this Master Agreement. To the extent that federal law does not supply a rule of decision, this Master Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law other than Section 5-1401 of the New York General Obligations Law. Nothing in this Master Agreement will require any unlawful action or inaction by either party.
     6.06. Venue. Each of the parties hereto irrevocably and unconditionally agrees that any legal action arising under or in connection with this Master Agreement is to be instituted in the United States District Court in and for the District of Columbia or in any United States District Court in the jurisdiction where the Issuer’s principal office is located.
     6.07. Assignment. Neither this Master Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, and any purported assignment

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without such consent shall be void. Subject to the preceding sentence, this Master Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
     6.08. Headings. The headings and subheadings of the Table of Contents, Articles and Sections contained in this Master Agreement, except the terms identified for definition in Article I and elsewhere in this Master Agreement, are inserted for convenience only and shall not affect the meaning or interpretation of this Master Agreement or any provision hereof.
     6.09. Delivery Requirement. The Issuer shall submit a completed, executed and dated copy of the signature page hereto to the FDIC within five (5) business days of the date of the Issuer’s election to continue participating in the debt guarantee component of the Program in accordance with the delivery instructions set forth on the signature page.
[SIGNATURES BEGIN ON NEXT PAGE]

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     IN WITNESS WHEREOF, the Issuer and the FDIC have caused this Master Agreement to be executed by their respective officers thereunto duly authorized.

THE FEDERAL DEPOSIT INSURANCE CORPORATION
By:
Name:
Title:

NAME OF ISSUER: KEYCORP
By:	/s/ Jeffrey B. Weeden
	Name:	Jeffrey B. Weeden
Chief Financial Officer

Address of Issuer: 127 Public Square Cleveland, OH 44114 FDIC Certificate Number: RSSD ID or OTS Docket Number: 1068025 Date: 12-4-08
Delivery Instructions
     Please deliver a completed, executed and dated copy of this Signature Page to the FDIC within five (5) business days of the date of the Issuer’s election to continue participating in the Debt Guarantee Program. Email is the preferred method of delivery to MasterAgreement@fdic.gov, or you may send it by an overnight courier service such as FedEx to Senior Counsel, Special Issues Unit, E7056, Attention: Master Agreement, 3501 Fairfax Drive, Arlington, Virginia, 22226.
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Annex A
Terms to be Included in Future Issuances of FDIC Guaranteed Senior Unsecured Debt
     The following provisions shall be included in the governing documents for the issuance of Senior Unsecured Debt of the Issuer that is subject to the FDIC Guarantee, in substantially the form presented below, unless otherwise specified. The appropriate name of the governing document(s) shall be inserted in place of the term “Agreement” where it appears in this Annex A.
Acknowledgement of the FDIC’s Debt Guarantee Program
     The parties to this Agreement acknowledge that the Issuer has not opted out of the debt guarantee program (the “Debt Guarantee Program”) established by the Federal Deposit Insurance Corporation (“FDIC”) under its Temporary Liquidity Guarantee Program. As a result, this debt is guaranteed under the FDIC Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of this debt or June 30, 2012. [The italicized portion of the above provision shall be included exactly as written above]
Representative
     The [insert name of the: trustee, administrative agent, paying agent or other fiduciary or agent to be designated as the duly authorized representative of the debt holders] is designated under this Agreement as the duly authorized representative of the holder[s] for purposes of making claims and taking other permitted or required actions under the Debt Guarantee Program (the “Representative”). Any holder may elect not to be represented by the Representative by providing written notice of such election to the Representative.
Subrogation
     The FDIC shall be subrogated to all of the rights of the holder[s] and the Representative, if there shall be one, under this Agreement against the Issuer in respect of any amounts paid to the holder[s], or for the benefit of the holder[s], by the FDIC pursuant to the Debt Guarantee Program.
Agreement to Execute Assignment upon Guarantee Payment
[If there is a Representative, insert the following:]
     The holder[s] hereby authorize the Representative, at such time as the FDIC shall commence making any guarantee payments to the Representative for the benefit of the holder[s] pursuant to the Debt Guarantee Program, to execute an assignment in the form attached to this Agreement as Exhibit [___] [See Annex B to Master Agreement] pursuant to which the Representative shall assign to the FDIC its right as Representative to receive any and all payments from the Issuer under this Agreement on behalf of the holder[s]. The Issuer hereby consents and agrees that the FDIC is an acceptable transferee for all or any portion of the indebtedness hereunder for all purposes of this Agreement and upon any such assignment, the
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FDIC shall be deemed a holder under this Agreement for all purposes hereof, and the Issuer hereby agrees to take such reasonable steps as are necessary to comply with any relevant provision of this Agreement as a result of such assignment.
[or, if (i) there is no Representative or (ii) the holder has exercised its right not to be represented by the Representative, insert the following:]
     The holder[s] hereby agree that, at such time as the FDIC shall commence making any guarantee payments to the holder[s] pursuant to the Debt Guarantee Program, the holder[s] shall execute an assignment in the form attached to this Agreement as Exhibit [___] [See Annex B to Master Agreement] pursuant to which the holder[s] shall assign to the FDIC [its/their] right to receive any and all payments from the Issuer under this Agreement. The Issuer hereby consents and agrees that the FDIC is an acceptable transferee for all or any portion of the indebtedness hereunder for all purposes of this Agreement and upon any such assignment, the FDIC shall be deemed a holder under this Agreement for all purposes thereof, and the Issuer hereby agrees to take such reasonable steps as are necessary to comply with any relevant provision of this Agreement as a result of such assignment.
Surrender of Senior Unsecured Debt Instrument to the FDIC
     If, at any time on or prior to the expiration of the period during which senior unsecured debt of the Issuer is guaranteed by the FDIC under the Debt Guarantee Program (the “Effective Period”), payment in full hereunder shall be made pursuant to the Debt Guarantee Program on the outstanding principal and accrued interest to such date of payment, the holder shall, or the holder shall cause the person or entity in possession to, promptly surrender to the FDIC the security certificate, note or other instrument evidencing such debt, if any.
Notice Obligations to FDIC of Payment Default
     If, at any time prior to the earlier of (a) full satisfaction of the payment obligations hereunder, or (b) expiration of the Effective Period, the Issuer is in default of any payment obligation hereunder, including timely payment of any accrued and unpaid interest, without regard to any cure period, the Representative covenants and agrees that it shall provide written notice to the FDIC within one (1) Business Day of such payment default.
Ranking
     Any indebtedness of the Issuer to the FDIC arising under Section 2.03 of the Master Agreement entered into by the Issuer and the FDIC in connection with the Debt Guarantee Program will constitute a senior unsecured general obligation of the Issuer, ranking pari passu with any indebtedness hereunder.
No Event of Default during Time of Timely FDIC Guarantee Payments
     There shall not be deemed to be an event of default under this Agreement which would permit or result in the acceleration of amounts due hereunder, if such an event of default is due solely to the failure of the Issuer to make timely payment hereunder, provided that the FDIC is
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making timely guarantee payments with respect to the debt obligations hereunder in accordance with 12 C.F.R Part 370.
No Modifications without FDIC Consent
     Without the express written consent of the FDIC, the parties hereto agree not to amend, modify, supplement or waive any provision in this Agreement that is related to the principal, interest, payment, default or ranking of the indebtedness hereunder or that is required to be included herein pursuant to the Master Agreement executed by the Issuer in connection with the Debt Guarantee Program.
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Annex B
FORM OF ASSIGNMENT1
     This Assignment is made pursuant to the terms of Section [  ] of the [  ], dated as of                     , 20__, as amended from time to time (the “Agreement”), between [Representative] (the “Representative”), acting on behalf of the holders of the debt issued under the Agreement who have not opted out of representation by the Representative (the “Holders”), and the [Issuer] (the “Issuer”) with respect to the debt obligations of the Issuer that are guaranteed under the Debt Guarantee Program. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
     For value received, the Representative, on behalf of the Holders (the “Assignor”), hereby assigns to the Federal Deposit Insurance Corporation (the “FDIC”), without recourse, all of the Assignor’s respective rights, title and interest in and to: (a) the promissory note or other instrument evidencing the debt issued under the Agreement (the “Note”); (b) the Agreement pursuant to which the Note was issued; and (c) any other instrument or agreement executed by the Issuer regarding obligations of the Issuer under the Note or the Agreement (collectively, the “Assignment”).
     The Assignor hereby certifies that:
     1. Without the FDIC’s prior written consent, the Assignor has not:
     (a) agreed to any material amendment of the Note or the Agreement or to any material deviation from the provisions thereof; or
     (b) accelerated the maturity of the Note.
[Instructions to the Assignor: If the Assignor has not assigned or transferred any interest in the Note and related documentation, such Assignor must include the following representation.]
     2. The Assignor has not assigned or otherwise transferred any interest in the Note or Agreement;
[Instructions to the Assignor: If the Assignor has assigned a partial interest in the Note and related documentation, the Assignor must include the following representation.]
     2. The Assignor has assigned part of its rights, title and interest in the Note and the Agreement to __________ pursuant to the __________ agreement, dated as of __________, 20__, between __________, as assignor, and __________, as assignee, an executed copy of which is attached hereto.
     The Assignor acknowledges and agrees that this Assignment is subject to the Agreement and to the following:

[1]	This Form of Assignment shall be modified as appropriate if the assignment is being made by an individual debt holder rather than the Representative or if the debt being assigned is not in certificated form or otherwise represented by a written instrument.
TLGP Master Agreement
11/24/08

     1. In the event the Assignor receives any payment under or related to the Note or the Agreement from a party other than the FDIC (a “Non-FDIC Payment”):
     (a) after the date of demand for a guarantee payment on the FDIC pursuant to 12 CFR Part 370, but prior to the date of the FDIC’s first guarantee payment under the Agreement pursuant to 12 CFR Part 370, the Assignor shall promptly but in no event later than five (5) Business Days after receipt notify the FDIC of the date and the amount of such Non-FDIC Payment and shall apply such payment as payment made by the Issuer, and not as a guarantee payment made by the FDIC, and therefore, the amount of such payment shall be excluded from this Assignment; and
     (b) after the FDIC’s first guarantee payment under the Agreement, the Assignor shall forward promptly to the FDIC such Non-FDIC Payment in accordance with the payment instructions provided in writing by the FDIC.
     2. Acceptance by the Assignor of payment pursuant to the Debt Guarantee Program on behalf of the Holders shall constitute a release by such Holders of any liability of the FDIC under the Debt Guarantee Program with respect to such payment.
     The Person who is executing this Assignment on behalf of the Assignor hereby represents and warrants to the FDIC that he/she/it is duly authorized to do so.
******
     IN WITNESS WHEREOF, the Assignor has caused this instrument to be executed and delivered this ___day of __________, 20__.

Very truly yours, [ASSIGNOR]
By:
(Signature)
Name:
(Print)
Title:
(Print)
TLGP Master Agreement
11/24/08

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Consented to and acknowledged by this ____ day of _________, 20__:

THE FEDERAL DEPOSIT INSURANCE CORPORATION
By:
(Signature)
Name:
(Print)
Title:
(Print)
TLGP Master Agreement
11/24/08

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EXHIBIT B
ASSIGNMENT
     This Assignment is made pursuant to the terms of Section 15 of the reverse of KeyCorp’s _________ Notes due __________, CUSIP No. __________ (the “Security”), between Deutsche Bank Trust Company Americas, as Trustee (the “Representative”), acting on behalf of the Holder of the Security who have not opted out of representation by the Representative, and KeyCorp (the “Company”) with respect to the debt obligations of the Company that are guaranteed under the Debt Guarantee Program. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Security. Solely for the purpose of this Assignment, “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in the State of New York.
     For value received, the Representative, on behalf of the Holder (the “Assignor”), hereby assigns to the Federal Deposit Insurance Corporation (the “FDIC”), without recourse, all of the Assignor’s respective rights, title and interest in and to: (a) the Security; (b) the indenture, dated as of June 10, 1994, as it may be supplemented from time to time (the “Indenture”), by and between the Company and the Representative, with respect to the Security; and (c) any other instrument or agreement executed by the Company regarding obligations of the Company under the Security or the Indenture with respect to the Security (collectively, the “Assignment”).
     The Assignor hereby certifies that:
     1. Without the FDIC’s prior written consent, the Assignor has not:
          (a) agreed to any material amendment of the Security or to any material deviation from the provisions thereof; or
          (b) accelerated the maturity of the Security.
     [Instructions to the Assignor: If the Assignor has not assigned or transferred any interest in the Security and related documentation, such Assignor must include the following representation.]
     2. The Assignor has not assigned or otherwise transferred any interest in the Security;
     [Instructions to the Assignor: If the Assignor has assigned a partial interest in the Security and related documentation, the Assignor must include the following representation.]
     2. The Assignor has assigned part of its rights, title and interest in the Security to __________ pursuant to the _____________ agreement, dated as of _____________, 20__, between __________, as assignor, and ___, as assignee, an executed copy of which is attached hereto.
     The Assignor acknowledges and agrees that this Assignment is subject to the Security and the Indenture and to the following:
     1. In the event the Assignor receives any payment under or related to the Security from a party other than the FDIC (a “Non-FDIC Payment”):

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          (a) after the date of demand for a guarantee payment on the FDIC pursuant to 12 CFR Part 370, but prior to the date of the FDIC’s first guarantee payment under the Security pursuant to 12 CFR Part 370, the Assignor shall promptly but in no event later than five (5) Business Days after receipt notify the FDIC of the date and the amount of such Non-FDIC Payment and shall apply such payment as payment made by the Company, and not as a guarantee payment made by the FDIC, and therefore, the amount of such payment shall be excluded from this Assignment; and
          (b) after the FDIC’s first guarantee payment under the Security, the Assignor shall forward promptly to the FDIC such Non-FDIC Payment in accordance with the payment instructions provided in writing by the FDIC.
     2. Acceptance by the Assignor of payment pursuant to the Debt Guarantee Program on behalf of the Holder shall constitute a release by the Holder of any liability of the FDIC under the Debt Guarantee Program with respect to such payment.
     The Person who is executing this Assignment on behalf of the Assignor hereby represents and warrants to the FDIC that he/she/it is duly authorized to do so.
* * * * *

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IN WITNESS WHEREOF, the Assignor has caused this instrument to be executed and delivered this ____ day of _____________, 20__.

Very truly yours, [ASSIGNOR]
By:
(Signature)
Name:
(Print)
Title:
(Print)
Consented to and acknowledged by this ____ day of _________, 20__:

THE FEDERAL DEPOSIT INSURANCE CORPORATION
By:
(Signature)
Name:
(Print)
Title:
(Print)

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